EMPLOYMENT AGREEMENT

THIS AGREEMENT is dated effective of the 1st day of September, 2011 (the “Effective Date”).

AMONG:

QUANTUM SOLAR POWER CORP., an Nevada Corporation having its head office at Suite 300, 1055 West Hastings Street, Vancouver BC V6E 2E9

(the "Company")

OF THE FIRST PART

AND:

STELLA (WUGUANG) GUO, an individual having an address at Unit 107 2501 161A Street, Surrey, BC V3S 7Y6.

(the “Executive")

OF THE SECOND PART

WHEREAS:

A.          The Company is engaged in the business of developing, and marketing a unique proprietary solar technology (the “Technology”).

B.          The Company desires to retain the services of the Executive to act as Vice President of Corporate Development (“Vice President”) of the Company and the Executive has agreed to act as Vice President of the Company and to provide her services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.          ENGAGEMENT AS AN EXECUTIVE

1.1        The Company hereby engages the Executive to provide certain services (as defined in Section 3) in accordance with the terms and conditions of this Agreement, and the Executive hereby accepts such engagement and hereby agrees to provide her services to the Company in accordance with the terms and conditions of this Agreement.

2.          TERM OF THIS AGREEMENT

2.1        The term shall become effective and begin as of the Effective Date, and shall continue until close of business on August 31, 2012 (the “Term”), unless this Agreement is earlier terminated in accordance with the terms of this Agreement or extended in accordance with Section 2.2, Section 2.3 or otherwise extended by the Board of Directors of the Company.

2.2        If this Agreement is not terminated by August 31, 2012, the term of this Agreement shall renew for an additional year unless notice of termination has been provided in accordance with Section 6.1(a) of this Agreement.

2.3        If this Agreement is extended in accordance with Section 2.2 and it is not terminated by August 31, 2013 the term of this agreement will renew for an additional year unless notice of termination has been provided in accordance with Section 6.1(a) of this Agreement.

3.          EXECUTIVE SERVICES

3.1        The Executive agrees to act Vice President or such other position as determined by the Board of Directors of the Company and to perform the following services and undertake the following responsibilities and duties to the Company (the "Executive Services"):

(a)	advancing the Company presence in the solar technology industry, in Asian markets;

(b)	assisting the Company in establishing strategic relationships with solar technology manufacturers in Asia;

(c)	assisting the Company in obtaining financing from Asian investors;

(d)	working with the President of the company to develop an implement licensing and manufacturing plans;

(e)	providing written monthly activity and progress reports to the Board of Directors; and

(f)

performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the Board of Directors of the Company, provided such duties are within the scope of the Company’s business.

3.2        At the request of the Board of Directors the Executive will accept an appointment as a Director of the Company.

3.3        The Executive will spend the majority of her business time on behalf of the Company. However, the Executive may provide other services to third party clients that are not in competition with the Company, so long as such services do not interfere with the Executive’s ability to provide the Executive Services under this Agreement.

4.          EXECUTIVE REMUNERATION

4.1        During the Term of this Agreement, the Company shall pay the Executive a salary of $8,333.33 US per month (the "Salary").

4.2        The Salary less any statutory deductions, will be paid in equal bi-monthly increments to the Executive on the first (1st) and fifteenth (15th) day of each month during the term of the Agreement.

4.3        In addition to the Salary, the Executive shall be granted, upon execution of this Agreement, options to purchase 1,000,000 shares of Company’s common stock at a price of $1.00 US per share until August 31, 2014 (the “Options”). The Options will be issued in accordance with the Company’s 2011 Stock Option Plan. The Options shall vest in equal quarterly increments over the three-year period following the grant of the Options.

5.         REIMBURSEMENT OF EXPENSES

5.1        Upon submission of proper receipts in accordance with the Company's expense reimbursement policies and procedures as may exist from time to time, the Company will reimburse the Executive for all normal and reasonable travel, and other expenses incurred by the Executive during the Term in performance of the Executive’s responsibilities to the Company.

6.          TERMINATION

6.1        The Company may terminate this Agreement:

(a)	on thirty (30) days notice if the executive fails to provide the Executive Services to the Company; or

(b)	without notice upon the occurrence of any of the following events of default (each an “Event of Default”):

	(i)	the Executive’s commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

	(ii)	the neglect or breach by the Executive of material obligations or agreements under this Agreement;

	(iii)	the Executive’s refusal to follow lawful directives of the Board of Directors of the Company; or

	(iv)	the Executive being unwilling or unable to perform the services to be performed under the terms of this Agreement,

6.2        the Executive may terminate this Agreement at any time upon thirty (30) days written notice.

6.3        On termination of this Agreement, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

7.          PROPRIETARY INFORMATION AND DEVELOPMENTS

7.1        The Executive will not at any time, whether during or after the termination of this Agreement, for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Executive Services to the Company, and the Executive shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner. Trade secrets or confidential information shall include, but not be limited to, the Company's intellectual property, research activities and findings, financial statements and projections, expansion proposals, property acquisition opportunities and business relationships with banks, lenders and other parties not otherwise publicly available.

8.          RELIEF

8.1        The Executive hereby expressly acknowledges that any breach or threatened breach by the Executive of any of the terms set forth in Section 7 of this Agreement may result in significant irreparable and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including, but not limited to, injunctive relief or other equitable remedies.

9.          PARTIES BENEFITED; ASSIGNMENTS

9.1        This Agreement shall be binding upon, and inure to the benefit of, the Executive, her heirs and her personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Executive.

10.        NOTICES

10.1      Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by telex or telecopier, or by prepaid registered post addressed to the parties at the above-mentioned addresses or at such other address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by telex or telecopier, on the date of delivery and, if mailed as aforesaid, then on the seventh business day after and excluding the day of mailing.

11.        GOVERNING LAW

11.1      This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

12.        REPRESENTATIONS AND WARRANTIES

12.1      The Executive represents and warrants to the Company that (a) the Executive is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of her duties hereunder or other rights of Company hereunder, and (b) the Executive is under no physical or mental disability that would hinder the performance of her duties under this Agreement.

13.        MISCELLANEOUS

13.1      This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

13.2      This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

13.3      No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

13.4      A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

13.5      This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

13.6      The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

13.7      This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the 23rd day of August, 2011.

QUANTUM SOLAR POWER CORP.
by its authorized signatory:

/s/ Daryl Ehrmantraut
________________________________
DARYL EHRMANTRAUT,
Chief Executive Officer and President

/s/ Stella Wuguang Guo
________________________________
STELLA (WUGUANG) GUO.